Exhibit 99.1

FOR IMMEDIATE RELEASE

TETRA Technologies, Inc. Announces

Third Quarter 2019 Results

THE WOODLANDS, Texas, November 7, 2019 / PR Newswire / - TETRA Technologies, Inc. (“TETRA”) (NYSE:TTI) announced consolidated third quarter net loss before discontinued operations of $9.1 million, compared to a net loss before discontinued operations of $8.2 million in the second quarter of 2019 and $12.9 million in the same quarter of last year.  Net loss per share before discontinued operations attributable to TETRA shareholders during the third quarter was $0.06, unchanged from the second quarter of 2019 and from the third quarter of 2018.  Adjusted per share(1) loss before discontinued operations and excluding special items, was $0.02 in the third quarter, unchanged from the second quarter of this year and the third quarter of 2018.

Brady M. Murphy, TETRA’s Chief Executive Officer, stated, “Despite a challenging North America onshore market that is experiencing a significant pullback in activity, I’m pleased with our third quarter performance. We continue to focus on differentiated offerings in each of our segments and on generating free cash flow.  Our third quarter results reflect great progress on these objectives.  Consolidated revenue from continuing operations was $246 million in the third quarter, down 15% sequentially and down 4% from last year.  During the quarter, consolidated cash provided by operations was $46.6 million and TETRA only adjusted free cash flow from continuing operations(1) was $9.7 million, which was a significant improvement over the second quarter of this year and the third quarter of last year.  Adjusted EBITDA(1) on a consolidated basis was $46 million, down from $50 million in the second quarter primarily as a result of the seasonal decline in our northern Europe industrial chemicals business, while Adjusted EBITDA as a percentage of revenue(1) improved sequentially across all three divisions. The TETRA CS Neptune® completion fluids project that we were expecting to be materially completed in the third quarter has been delayed and is now anticipated to be completed in the fourth quarter.  Despite the delay in TETRA CS Neptune® completion fluids activity, our Completion Fluids & Products Division achieved income before taxes as a percentage of revenue of 19.1% and delivered solid Adjusted EBITDA as a percentage of revenue(1) of 23.7%, which is the highest Adjusted EBITDA as a percentage of revenue(1) without the benefit of TETRA CS Neptune® completion fluids sales since the fourth quarter of 2015.  Our Compression Division again achieved record high gross margins and utilization for our compression services equipment.  Water & Flowback Services Division income before taxes and Adjusted EBITDA(1) showed resiliency in a difficult market with income before taxes of $2.6 million and Adjusted EBITDA(1) increasing sequentially by $0.3 million to $11.2 million, outperforming the macro market indicators.

“Our Completion Fluids & Products Division continues to experience high demand for our services and products in domestic and most international offshore markets, with favorable product mix and pricing improvements that is reflected in the Division’s income before taxes of $11.3 million.  In the second quarter of this year we signed a contract to provide TETRA CS Neptune® completion fluids for an ultra-deepwater Gulf of Mexico project that was expected to be materially completed towards the end of the third quarter.  This project was delayed and is now expected to be completed during the fourth quarter.  These type of projects are complex, ultra-deepwater wells that are prone to unforeseen challenges, making the predictability on the timing of completing the well very difficult.  During the third quarter we also launched the TETRA CS Neptune® completion fluids monovalent family of products at the Society of Petroleum Engineering (SPE) Europe conference. Monovalent completion fluids are more compatible with certain reservoirs and can also provide lower corrosion rates in some applications.  Feedback to-date has been very positive, and we believe that this new technology will open more opportunities to deploy our highly differentiated portfolio of TETRA CS Neptune® completion fluids.  Highlighting our progress with technology differentiation, TETRA was a finalist for World Oil’s Magazine’s Best Oilfield Fluids and Chemicals Award for the TETRA Advanced Displacement System (TADS).  Outside the oilfield services market, our industrial chemicals business remains strong and meaningfully contributed to our strong Completion Fluids & Products Division results and helps offset some of the volatility in our North America oilfield onshore business.

[1]

These financial measures are not in accordance with generally accepted accounting principles in the United States (“GAAP”).  Please see Schedules E, F, G, H. I, J and K for reconciliations of these non-GAAP financial measures to the most directly comparable GAAP measures.

“Water & Flowback Services Division income before taxes was $2.6 million.  The Division had income before taxes as a percentage of revenue of 3.5% and Adjusted EBITDA as a percent of revenue(1) of 15.4% on slightly lower revenue from the second quarter of 2019, as we continue to focus on integrated projects utilizing our automation capabilities.  We finished the quarter with 20 integrated projects with 13 customers.  Four of the projects were with either new customers or in new basins.  To support our closed loop water management capability, we released our new TETRA BlueLinxTM Automated Control System, which provides remote control and monitoring for nearly every aspect of our integrated water management services. In the third quarter, our automation efforts and cost cutting initiatives helped us successfully navigate through this challenging market. We also made progress commercializing our TETRA Advanced Cyclone System (TACS), which is achieving proven sand recovery efficiency greater than 95%, compared to traditional cyclones which typically have closer to 50% sand recovery efficiency.  We signed a take-or-pay contract with a major E&P operator in the Permian Basin, who was the first to run extensive trials with TACS, for multiple units to displace their current technology.  We have also been awarded a contract for multiple test separators in Argentina, our first Latin American contract for this type of equipment. TETRA was also a finalist for two World Oil Magazine Best Water Management Technology Awards, one for its TETRA SwiftWater Automated Treatment (SWAT™) System, and the other for TETRA Lowest Cost Per Barrel Water Management Solution.  We were the only company that had two technology solutions in the finals.

“Compression Division revenue decreased sequentially to $114 million from $136 million on lower new equipment sales while compression services and aftermarket services revenue both increased.  Compression services gross margins were once again at record highs driven by price increases that we continue to achieve, record high utilization of equipment, cost actions and the deployment of new equipment at higher pricing. While we have seen some of our customers slow down the need for additional compression services going into 2020, the overall fundamentals for the compression services business have not changed and this segment remains one of the strongest in the oil and gas industry.  We continue to see centralized gas lift as a growing trend to increase liquid production, and it, combined with our increased focus on surface artificial lift methods with solutions such as the Gas Assisted Plunger Lift (GAPL) and Backside Auto Injection Systems (BAIS) technology, has resulted in a fourfold increase since the beginning of the year in the number of GasJack® units we have working for these unconventional applications.  We are extremely pleased with the amount of interest and demand these new applications are creating for GasJack® units.”

Operating Segments

Completion Fluids & Products Division

Completion Fluids & Products revenue was $59.3 million in the third quarter of 2019, a decrease of 26% from the second quarter of 2019 following the seasonal high industrial chemicals activity in Northern Europe.  Completion Fluids & Products income before taxes was $11.3 million, or 19.1% of revenue.  Adjusted EBITDA(1) of $14.0 million decreased by $3.8 million sequentially and was 23.7% of revenue, a 130 basis point improvement sequentially.  We did not have the benefit of an expected TETRA CS Neptune® completion fluids project in this quarter.

Water & Flowback Services Division

Water & Flowback Services third quarter 2019 revenue decreased 0.4% sequentially to $72.8 million.  Income before taxes was $2.6 million, or 3.5% of revenue.  Adjusted EBITDA(1) increased 3% sequentially to $11.2 million, despite the sequential revenue drop.  Results in this division held up well across most North America basins, despite the headwinds the industry is facing.  Adjusted EBITDA as a percent of revenue(1) improved to 15.4% in the third quarter of 2019 from 14.9% in the second quarter driven by our transition towards integrated projects with automation and cost cutting efforts.

Compression Division

Third quarter Compression revenue decreased 16% from the second quarter of 2019 due to the timing on the shipment of new equipment, to $114 million, and was 1% below the third quarter of last year.  Compression services gross margins were 53.2%, up 50 basis points from the second quarter of 2019 and overall fleet utilization was 90.1%, both of which are the highest since the acquisition of Compressor Systems, Inc. in 2014.  As of September 30, 2019, total active operating horsepower was 1,043,384, a sequential improvement of over 14,000 horsepower. Compression Division net loss before taxes was $3.5 million, in-line with the net loss in the second quarter of 2019.  Third quarter 2019 Adjusted EBITDA(1) of $31.3 million decreased 5% from the second quarter of 2019 primarily due to lower new equipment sales.  We received net new equipment orders of $29 million in the third quarter of 2019, up from $18 million in the second quarter of this year.  New equipment sales backlog increased to $63 million at September 30, 2019 from $60 million at the end of the previous quarter.

A summary of key financial metrics for the second quarter is as follows:

Third Quarter 2019 Results
	Three Months Ended
	Sep 30, 2019	Jun 30, 2019	Sep 30, 2018
	(In Thousands, Except per Share Amounts)
Revenue	$245,947	$288,796	$256,851
Loss before discontinued operations	(9,079)	(8,201)	(12,852)
Adjusted EBITDA before discontinued operations(2)	46,157	50,084	41,803
GAAP EPS before discontinued operations attributable to TETRA stockholders	(0.06)	(0.06)	(0.06)
Adjusted EPS attributable to TETRA stockholders(2)	(0.02)	(0.02)	(0.02)
GAAP net cash provided (used) by operating activities	46,605	30,965	13,760
TETRA only adjusted free cash flow from continuing operations(2)	$9,749	$3,117	$(558)

Free Cash Flow and Balance Sheet

Consolidated cash provided from operating activities for the third quarter was $46.6 million.  TETRA only adjusted free cash flow from continuing operations(2) in the third quarter was $9.7 million and compares to $3.1 million in the second quarter of 2019.  We have historically consumed cash in the first half of the year and generated cash in the second half of the year, reflecting the seasonality of some of our businesses.  We continue to forecast that TETRA only adjusted free cash flow from continuing operations will be positive for the full year and above last year’s levels.  Consolidated total debt(2) was $858 million while consolidated net debt(2) was $822 million, with TETRA only net debt of $192 million (see Schedule H for a reconciliation of these non-GAAP financial measures).  At the end of the third quarter of 2019, TETRA only non-restricted cash was $21 million.

Special items

Special items in the third quarter, including Discontinued Operations, are detailed on Schedule F, and include the following:

•	$1.8 million expense for bad debt expenses, related to customers that filed for bankruptcy
•	$0.8 million expense for asset impairments for a compression unit destroyed by fire
•	$0.1 million non-cash income for TETRA stock warrant fair value adjustment
•	$0.3 million expense related to the final cash redemption of CSI Compressco’s Series A Convertible Preferred Units
•	$0.4 million expense in severance and other charges (credits)

Loss from discontinued operations of $9.1 million in the third quarter includes the impact of a reserve for a promissory note and other receivables from the counterparty on the sale of our Offshore Decommissioning to the buyer that filed for bankruptcy.

Additionally, the Provision (Benefit) for Tax on Schedule F reflects a normalized tax rate of 21%.

[2]

These financial measures are not in accordance with generally accepted accounting principles in the United States (“GAAP”).  Please see Schedules E, F, G, H. I, J and K for reconciliations of these non-GAAP financial measures to the most directly comparable GAAP measures.

Conference Call

TETRA will host a conference call to discuss these results today, November 7, 2019, at 10:30 a.m. EST. The phone number for the call is 1-888-347-5303. The conference will also be available by live audio webcast and may be accessed through TETRA's website at www.tetratec.com. A replay of the conference call will be available at 1-877-344-7529, conference number 10127861, for one week following the conference call and the archived webcast call will be available through the Company’s website for 30 days following the conference call.

Investor Contact

For further information: Elijio Serrano, CFO, TETRA Technologies, Inc., The Woodlands, Texas, Phone: 281.367.1983, Fax: 281.364.4346, www.tetratec.com

Financial Statements, Schedules and Non-GAAP Reconciliation Schedules (Unaudited)

Schedule A: Consolidated Income Statement

Schedule B: Financial Results By Segment

Schedule C: Consolidated Balance Sheet

Schedule D: Long-Term Debt

Schedule E: Statement Regarding Use of Non-GAAP Financial Measures

Schedule F: Special Items

Schedule G: Non-GAAP Reconciliation to GAAP Financials

Schedule H: Non-GAAP Reconciliation of TETRA Net Debt

Schedule I: Non-GAAP Reconciliation to TETRA Only Adjusted Free Cash Flow

Schedule J: Non-GAAP Reconciliation to TETRA Only Adjusted Free Cash Flow From Continuing Operations

Schedule K: Non-GAAP Reconciliation to TETRA Adjusted EBITDA as a Percentage of Revenue

Company Overview and Forward-Looking Statements

TETRA Technologies, Inc. is a geographically diversified oil and gas services company, focused on completion fluids and associated products and services, water management, frac flowback, production well testing, and compression services and equipment.  TETRA owns an equity interest, including all of the general partner interest, in CSI Compressco LP (NASDAQ:CCLP), a master limited partnership.

This news release includes certain statements that are deemed to be forward-looking statements. Generally, the use of words such as “may,” “expectation,” “expect,” “intend,” “estimate,” “projects,” “anticipate,” “believe,” “assume,” “could,” “should,” “plans,” “targets” or similar expressions that convey the uncertainty of future events, activities, expectations or outcomes identify forward-looking statements that the Company intends to be included within the safe harbor protections provided by the federal securities laws. These forward-looking statements include statements concerning the anticipated recovery of the oil and gas industry, expected results of operational business segments for 2019, including levels of CSI Compressco’s cash distributions per unit, projections concerning the Company's business activities, financial guidance, estimated earnings, earnings per share, and statements regarding the Company's beliefs, expectations, plans, goals, future events and performance, and other statements that are not purely historical. These forward-looking statements are based on certain assumptions and analyses made by the Company in light of its experience and its perception of historical trends, current conditions, expected future developments and other factors it believes are appropriate in the circumstances. Such statements are subject to a number of risks and uncertainties, many of which are beyond the control of the Company. Investors are cautioned that any such statements are not guarantees of future performances or results and that actual results or developments may differ materially from those projected in the forward-looking statements. Some of the factors that could affect actual results are described in the section titled “Risk Factors” contained in the Company's Annual Reports on Form 10-K, as well as other risks identified from time to time in its reports on Form 10-Q and Form 8-K filed with the Securities and Exchange Commission.

Schedule A: Consolidated Income Statement (Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
	(In Thousands, Except per Share Amounts)
Revenues	$245,947	$256,851	$778,471	$716,304

Cost of sales, services, and rentals	170,313	183,121	553,709	511,370
Depreciation, amortization, and accretion	30,867	29,460	93,312	84,880
Impairments and other charges	849	2,940	3,306	2,940
Insurance recoveries (credits)	(1,042)	—	(1,392)	—
Total cost of revenues	200,987	215,521	648,935	599,190
Gross profit	44,960	41,330	129,536	117,114

General and administrative expense	34,926	34,446	105,498	98,866
Interest expense, net	18,146	18,894	55,054	52,246
Warrants fair value adjustment (income) expense	78	(179)	(1,035)	22
CCLP Series A Preferred Units fair value adjustment (income) expense	—	498	1,309	1,344
Other (income) expense, net	(690)	619	(1,014)	7,203
Loss (benefit) before taxes and discontinued operations	(7,500)	(12,948)	(30,276)	(42,567)
Provision (benefit) for income taxes	1,579	(96)	5,678	3,474
Loss before discontinued operations	(9,079)	(12,852)	(35,954)	(46,041)
Discontinued operations:
Loss from discontinued operations, net of taxes	(9,130)	796	(9,901)	(40,931)
Net loss	(18,209)	(12,056)	(45,855)	(86,972)
Less: loss attributable to noncontrolling interest	2,378	5,120	12,273	20,423
Net loss attributable to TETRA stockholders	$(15,831)	$(6,936)	$(33,582)	$(66,549)

Basic per share information:
Loss before discontinued operations attributable to TETRA stockholders	$(0.06)	$(0.06)	$(0.19)	$(0.21)
Loss from discontinued operations attributable to TETRA stockholders	$(0.07)	$0.00	$(0.08)	$(0.33)
Net loss attributable to TETRA stockholders	$(0.13)	$(0.06)	$(0.27)	$(0.54)
Weighted average shares outstanding	125,568	125,689	125,620	123,557

Diluted per share information:
Loss before discontinued operations attributable to TETRA stockholders	$(0.06)	$(0.06)	$(0.19)	$(0.21)
Loss from discontinued operations attributable to TETRA stockholders	$(0.07)	$0.00	$(0.08)	$(0.33)
Net loss attributable to TETRA stockholders	$(0.13)	$(0.06)	$(0.27)	$(0.54)
Weighted average shares outstanding	125,568	125,689	125,620	123,557

Schedule B: Financial Results By Segment (Unaudited)(1)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
	(In Thousands)
Revenues by segment:
Completion Fluids & Products Division	$59,340	$63,073	$200,688	$192,733
Water & Flowback Services Division	72,841	78,568	224,643	223,289
Compression Division	113,766	115,261	353,140	300,607
Eliminations and other	—	(51)	—	(325)
Total revenues	$245,947	$256,851	$778,471	$716,304

Gross profit (loss) by segment:
Completion Fluids & Products Division	$16,181	$13,129	$46,653	$34,211
Water & Flowback Services Division	8,236	11,522	24,577	41,556
Compression Division	20,710	16,847	58,804	41,820
Corporate overhead and eliminations	(167)	(168)	(498)	(473)
Total gross profit	$44,960	$41,330	$129,536	$117,114

Income (loss) before taxes by segment:
Completion Fluids & Products Division	$11,318	$8,713	$32,118	$21,143
Water & Flowback Services Division	2,578	5,809	7,269	20,668
Compression Division	(3,464)	(7,844)	(14,748)	(30,517)
Corporate overhead and eliminations	(17,932)	(19,626)	(54,915)	(53,861)
Total income (loss) before taxes	$(7,500)	$(12,948)	$(30,276)	$(42,567)

Please note that the above results by Segment include special charges and expenses. Please see Schedule F for details of those special charges and expenses.

(1)	Excludes discontinued operations

Schedule C: Consolidated Balance Sheet (Unaudited)

	September 30, 2019	December 31, 2018
	(In Thousands)
Balance Sheet:
Cash (excluding restricted cash)	$35,918	$40,038
Accounts receivable, net	170,168	187,592
Inventories	142,406	143,571
Assets of discontinued operations	16	1,354
Note receivable, including accrued interest	—	7,544
Other current assets	22,624	20,592
PP&E, net	861,392	853,931
Operating lease right-of-use assets	57,848	—
Other assets	125,328	130,905
Total assets	$1,415,700	$1,385,527

Liabilities of discontinued operations	$1,907	$4,145
Other current liabilities	211,165	196,206
Long-term debt (1)	858,272	815,560
Long-term portion of asset retirement obligations	12,603	12,202
CCLP Series A Preferred	—	27,019
Warrants liability	1,038	2,073
Operating lease liabilities	45,993	—
Other long-term liabilities	11,194	15,573
Equity	273,528	312,749
Total liabilities and equity	$1,415,700	$1,385,527

(1)	Please see Schedule D for the individual debt obligations of TETRA and CSI Compressco LP.

Schedule D: Long-Term Debt (Unaudited)

TETRA Technologies Inc. and its subsidiaries, other than CSI Compressco LP and its subsidiaries, are obligated under an asset-based bank credit agreement and term credit agreement, neither of which are obligations of CSI Compressco LP and its subsidiaries. CSI Compressco LP and its subsidiaries are obligated under a separate asset-based bank credit agreement and two series of senior notes, neither of which are obligations of TETRA and its other subsidiaries. Amounts presented are net of deferred financing costs.

	September 30, 2019	December 31, 2018
	(In Thousands)
TETRA
Asset-Based Credit Agreement	$8,585	$—
Term Credit Agreement	204,112	182,547
TETRA total debt	212,697	182,547
Less current portion	—	—
TETRA total long-term debt	$212,697	$182,547

CSI Compressco LP
CCLP Credit Agreement	10,559	—
7.25% Senior Notes	291,028	289,797
7.50% Senior Notes	343,988	343,216
Total debt	645,575	633,013
Less current portion	—	—
CCLP total long-term debt	$645,575	$633,013
Consolidated total long-term debt	$858,272	$815,560

Schedule E: Statement Regarding Use of Non-GAAP Financial Measures

In addition to financial results determined in accordance with GAAP, this press release may include the following non-GAAP financial measures for the Company: net debt; adjusted consolidated and segment income (loss) before taxes and special charges; adjusted diluted earnings (loss) per share before discontinued operations; consolidated and segment adjusted EBITDA; TETRA only adjusted free cash flow and TETRA only free cash flow from continuing operations; and segment adjusted EBITDA as a percent of revenue. The following schedules provide reconciliations of these non-GAAP financial measures to their most directly comparable GAAP measures. The non-GAAP financial measures should be considered in addition to, not as a substitute for, financial measures prepared in accordance with GAAP, as more fully discussed in the Company’s financial statements and filings with the Securities and Exchange Commission.

Management believes that the exclusion of the special charges from the historical results of operations enables management to evaluate more effectively the Company’s operations over the prior periods and to identify operating trends that could be obscured by the excluded items.

Adjusted income (loss) before taxes (and adjusted income (loss) before taxes as a percent of revenue) is defined as the Company’s (or the Segment’s) income (loss) before taxes excluding certain special or other charges (or credits). Adjusted income (loss) before taxes (and adjusted income (loss) before taxes as a percent of revenue) is used by management as a supplemental financial measure to assess financial performance, without regard to charges or credits that are considered by management to be outside of its normal operations.

Adjusted diluted earnings (loss) per share before discontinued operations is defined as the Company’s diluted earnings (loss) per share excluding certain special or other charges (or credits) and using a normalized effective income tax rate. Adjusted diluted earnings (loss) per share is used by management as a supplemental financial measure to assess financial performance, without regard to charges or credits that are considered by management to be outside of its normal operations.

Adjusted EBITDA before discontinued operations (and Adjusted EBITDA before discontinued operations as a percent of revenue) is defined as earnings before interest, taxes, depreciation, amortization, impairments and certain non-cash charges and non-recurring adjustments. Adjusted EBITDA before discontinued operations (and Adjusted EBITDA before discontinued operations as a percent of revenue) is used by management as a supplemental financial measure to assess the financial performance of the Company’s assets, without regard to financing methods, capital structure or historical cost basis and to assess the Company’s ability to incur and service debt and fund capital expenditures.

TETRA only adjusted free cash flow is a non-GAAP measure that the Company defines as cash from TETRA’s operations, less capital expenditures net of sales proceeds and cost of equipment sold, and including cash distributions to TETRA from CSI Compressco LP. TETRA only adjusted free cash flow from continuing operations is defined as TETRA only adjusted free cash flow less discontinued operations EBITDA and discontinued operations capital expenditures. Management uses this supplemental financial measure to:

•	assess the Company’s ability to retire debt;
•	evaluate the capacity of the Company to further invest and grow; and
•	to measure the performance of the Company as compared to its peer group.

TETRA only adjusted free cash flow and TETRA only adjusted free cash flow from continuing operations do not necessarily imply residual cash flow available for discretionary expenditures, as they exclude cash requirements for debt service or other non-discretionary expenditures that are not deducted.

TETRA net debt is defined as the sum of the carrying value of long-term and short-term debt on its consolidated balance sheet, less cash, excluding restricted cash on the consolidated balance sheet and excluding the debt and cash of CSI Compressco LP. Management views TETRA net debt as a measure of TETRA’s ability to reduce debt, add to cash balances, pay dividends, repurchase stock, and fund investing and financing activities.

Schedule F: Special Items (Unaudited)

	Three Months Ended
	September 30, 2019
	Income (loss) before taxes and discontinued operations	Provision (Benefit) for Tax	Noncont. Interest	Net Income Attributable to TETRA Stockholders	Diluted EPS
	(In Thousands, Except per Share Amounts)
Income (loss) attributable to TETRA stockholders, excluding special items and discontinued operations	$(4,143)	$(871)	$(354)	$(2,918)	$(0.02)
Stock Warrant fair value adjustment	(78)	(16)	—	(62)	0.00
5% Cash Redemption on CCLP Series A Preferred	(341)	(72)	(238)	(31)	0.00
Lee Plant Facility Vandalism	736	155	—	581	0.00
Transaction Expense	(643)	(135)	(152)	(356)	0.00
Asset Impairment	(848)	(178)	(507)	(163)	(0.00)
Severance	(339)	(71)	(70)	(198)	0.00
Bad debt	(1,844)	(387)	(1,057)	(400)	0.00
Effect of deferred tax valuation allowance and other related tax adjustments	—	3,154	—	(3,154)	(0.03)
Net income (loss) before discontinued operations	(7,500)	1,579	(2,378)	(6,701)	(0.06)
Loss from discontinued operations				(9,130)	(0.07)
Net Income (loss) attributable to TETRA stockholders, as reported				$(15,831)	$(0.13)

	Three Months Ended
	June 30, 2019
	Income (loss) before taxes and discontinued operations	Provision (Benefit) for Tax	Noncont. Interest	Net Income Attributable to TETRA Stockholders	Diluted EPS
	(In Thousands, Except per Share Amounts)
Income (loss) attributable to TETRA stockholders, excluding special items and discontinued operations	$(2,545)	$(530)	$(11)	$(2,004)	$(0.02)
Stock Warrant fair value adjustment	1,520	319	—	1,201	0.01
Convertible Series A preferred fair value adjustments	(146)	(35)	(74)	(37)	0.00
5% Cash Redemption on CCLP Series A Preferred	(546)	(115)	(278)	(153)	0.00
SwiftWater Earnout adjustment	400	84	—	316	0.00
Lee Plant Facility Vandalism	289	61	—	228	0.00
CEO Retirement	(1,843)	(387)	—	(1,456)	(0.01)
Transaction Expense	(376)	(79)	(168)	(129)	0.00
Inventory Adjustment	(153)	(32)	(68)	(53)	0.00
Impairments and other charges	(2,311)	(485)	(1,034)	(792)	(0.01)
Effect of deferred tax valuation allowance and other related tax adjustments	—	3,689	—	(3,689)	(0.03)
Net income (loss) before discontinued operations	(5,711)	2,490	(1,633)	(6,568)	(0.06)
Loss from discontinued operations				(345)	0.00
Net Income (loss) attributable to TETRA stockholders, as reported				$(6,913)	$(0.06)

	Three Months Ended
	September 30, 2018
	Income (loss) before taxes and discontinued operations	Provision (Benefit) for Tax	Noncont. Interest	Net Income Attributable to TETRA Stockholders	Diluted EPS
	(In Thousands, Except per Share Amounts)
Income (loss) attributable to TETRA stockholders, excluding unusual charges	$(8,823)	$(1,854)	$(4,646)	$(2,323)	$(0.02)
Stock warrant fair value adjustment	179	38	—	141	0.00
Convertible Series A preferred fair value adjustments	(498)	(105)	(362)	(31)	0.00
Transaction Expense	(426)	(89)	(112)	(225)	0.00
SwiftWater Earnout Adjustment	600	126	—	474	0.00
Bank Fees	(1,040)	(218)	—	(822)	(0.01)
Impairments and other charges	(2,940)	(617)	—	(2,323)	(0.02)
Effect of deferred tax valuation allowance and other related tax adjustments	—	2,623	—	(2,623)	(0.02)
Net income (loss) before discontinued operations	(12,948)	(96)	(5,120)	(7,732)	(0.06)
Loss from Discontinued Operations				796	0.00
Net Income (loss) attributable to TETRA stockholders, as reported				(6,936)	$(0.06)

Schedule G: Non-GAAP Reconciliation to GAAP Financials (Unaudited)*

	Three Months Ended
	September 30, 2019
	Net Income (Loss), as reported	Tax Provision	Income (Loss) Before Tax, as Reported		Impairments & Special Charges	Adjusted Income (Loss) Before Tax	Interest Expense	Adjusted Depreciation & Amortization	Equity Comp. Expense	Adjusted EBITDA
	(In Thousands)
Completion Fluids & Products Division			$11,318		$(736)	$10,582	$(216)	$3,676	$—	$14,042
Water & Flowback Services Division			2,578		76	2,654	(2)	8,568	—	11,220
Compression Division			(3,464)		3,597	133	12,869	18,459	(211)	31,250
Eliminations and other			(1)		—	(1)	—	(3)	—	(4)
Subtotal			10,431		2,937	13,368	12,651	30,700	(211)	56,508
Corporate and other			(17,931)		379	(17,552)	5,495	167	1,539	(10,351)
TETRA excluding Discontinued Operations	$(9,079)		$1,579	$(7,500)	$3,316	$(4,184)	$18,146	$30,867	$1,328	$46,157

	June 30, 2019
	Net Income (Loss), as reported	Tax Provision	Income (Loss) Before Tax, as Reported		Impairments & Special Charges	Adjusted Income (Loss) Before Tax	Adjusted Interest Expense, Net	Adjusted Depreciation & Amortization	Equity Comp. Expense	Adjusted EBITDA
	(In Thousands)
Completion Fluids & Products Division			$14,614		$(289)	$14,325	$(157)	$3,723	$—	$17,891
Water & Flowback Services Division			2,460		(400)	2,060	(8)	8,871	—	10,923
Compression Division			(3,483)		3,607	124	12,998	19,054	590	32,766
Eliminations and other			1		—	1	—	(3)	—	(2)
Subtotal			13,592		2,918	16,510	12,833	31,645	590	61,578
Corporate and other			(19,303)		268	(19,035)	5,696	172	1,673	(11,494)
TETRA excluding Discontinued Operations	$(8,201)		$2,490	$(5,711)	$3,186	$(2,525)	$18,529	$31,817	$2,263	$50,084
Three Months Ended
September 30, 2018
Net Income (Loss), as reported	Tax Provision		Income (Loss) Before Tax, as Reported	Impairments & Special Charges	Adjusted Income (Loss) Before Tax	Interest Expense	Adjusted Depreciation & Amortization		Equity Comp. Expense	Adjusted EBITDA
(In Thousands)
Completion Fluids & Products Division			$8,713		$—	$8,713	$(70)	$3,846	$—	$12,489
Water & Flowback Services Division			5,809	2,340	8,149	5	7,765		—	15,919
Compression Division			(7,844)	675	(7,169)	13,690	17,682		367	24,570
Eliminations and other			5	—	5	1	(5)		—	1
Subtotal			6,683	3,015	9,698	13,626	29,288		367	52,979
Corporate and other			(19,631)	1,111	(18,520)	5,268	172		1,904	(11,176)
TETRA excluding Discontinued Operations	$(12,852)	$(96)	$(12,948)		$4,126	$(8,822)	$18,894	$29,460	$2,271	$41,803

* Excludes the impact from discontinued operations.

Schedule H: Non-GAAP Reconciliation of TETRA Net Debt (Unaudited)

The cash and debt positions of TETRA and CSI Compressco LP as of September 30, 2019, are shown below. TETRA and CSI Compressco LP’s debt agreements are distinct and separate with no cross default provisions, no cross collateral provisions and no cross guarantees. Management believes that the most appropriate method to analyze the debt positions of each company is to view them separately, as noted below.

The following reconciliation of net debt is presented as a supplement to financial results prepared in accordance with GAAP.

	September 30, 2019
	TETRA	CCLP	Consolidated
	(In Millions)
Non-restricted cash	$20.6	$15.3	$35.9

Carrying value of long-term debt:
Asset-Based Credit Agreement	8.6	10.6	19.2
Term Credit Agreement	204.1	—	204.1
Senior Notes outstanding	—	635.0	635.0
Net debt	$192.1	$630.3	$822.4

Schedule I: Non-GAAP Reconciliation to TETRA Only Adjusted Free Cash Flow (Unaudited) *

	Three Months Ended
	September 30, 2019	June 30, 2019	September 30, 2018
	(In Thousands)
Consolidated
Net cash provided (used) by operating activities	$46,605	$30,965	$13,760
Capital expenditures, net of sales proceeds	(27,650)	(27,345)	(39,172)
Consolidated adjusted free cash flow	$18,955	$3,620	$(25,412)

CSI Compressco LP
Net cash provided (used) by operating activities	$27,444	$8,710	$10,789
Capital expenditures, net of sales proceeds	(20,867)	(16,434)	(30,902)
CSI Compressco free cash flow	$6,577	$(7,724)	$(20,113)

TETRA Only
Cash from operating activities	$19,161	$22,255	$2,971
Investment in CCLP Compressors	(2,830)	(8,740)	—
Capital expenditures, net of sales proceeds	(6,783)	(10,911)	(8,270)
Free cash flow	9,548	2,604	(5,299)
Distributions from CSI Compressco LP	169	168	3,037
Adjusted TETRA only free cash flow	$9,717	$2,772	$(2,262)

     * Includes the impact from discontinued operations.  See schedule J to exclude the impact from discontinued operations.

Schedule J: Non-GAAP Reconciliation to TETRA Only Adjusted Free Cash Flow From Continuing Operations (Unaudited)

	Three Months Ended
	Sep 30, 2019	Jun 30, 2019	Sep 30, 2018

	(In Thousands)
TETRA Only
Cash from operating activities	$ 19,161	$ (22,255)	$ 2,971

Less: Discontinued operations operating activities (adjusted EBITDA)	(32)	(345)	(1,704)

Cash from continued operating activities	19,193	(22,600)	4,675

Less: Continuing operations capital expenditures	(6,783)	(10,911)	(8,270)
Less: Investment in CCLP Compressors	(2,830)	(8,740)	__

Plus: Distributions from CSI Compressco LP	169	168	3,037

TETRA only adjusted free cash flow from continuing operations	$ 9,749	$ (3,117)	$ (558)

Schedule K: Non-GAAP Reconciliation to TETRA Adjusted EBITDA as a Percentage of Revenue (Unaudited)

	Three Months Ended
	September 30, 2019	June 30, 2019	September 30, 2018
	(In Thousands)
Consolidated
Revenue	$245,947	$288,796	$256,851
Income Before Tax	(7,500)	(5,711)	(12,948)
Adjusted EBITDA (Schedule G)	46,157	50,084	41,803
Income Before Tax as a % of Revenue	(3.0) %	(2.0) %	(5.0) %
Adjusted EBITDA as a % of Revenue	18.8%	17.3%	16.3%

Completion Fluids & Products
Revenue	$59,340	$79,767	$63,073
Income Before Tax	11,318	14,614	8,713
Adjusted EBITDA (Schedule G)	14,042	17,891	12,489
Income Before Tax as a % of Revenue	19.1%	18.3%	13.8%
Adjusted EBITDA as a % of Revenue	23.7%	22.4%	19.8%

Water & Flowback Services
Revenue	$72,841	$73,124	$78,568
Income Before Tax	2,578	2,460	5,809
Adjusted EBITDA (Schedule G)	11,220	10,923	15,919
Income Before Tax as a % of Revenue	3.5%	3.4%	7.4%
Adjusted EBITDA as a % of Revenue	15.4%	14.9%	20.3%

Compression
Revenue	$113,766	$135,905	$115,261
Income Before Tax	(3,464)	(3,483)	(7,844)
Adjusted EBITDA (Schedule G)	31,250	32,766	24,570
Income Before Tax as a % of Revenue	(3.0) %	(2.6) %	(6.8) %
Adjusted EBITDA as a % of Revenue	27.5%	24.1%	21.3%